Exhibit 2

NISSIN CO., LTD. (8571)

Monthly Data for February 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960	42,276	42,590	42,632	42,764
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942	24,965	25,032	24,932	24,899
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018	17,311	17,558	17,700	17,865
Secured loans	301	289	296	306	323	342	351	365	383	386	388
Notes receivable	163	132	137	139	128	114	129	100	96	87	92
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275	33,054	32,712	32,424	32,199
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078	8,466	8,820	9,053	9,283

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793	84,261	84,601	84,582	84,726

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357	77,785,538	78,704,219	79,141,990	80,010,313
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100	57,798,523	58,299,788	58,454,264	58,911,489
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257	19,987,015	20,404,431	20,687,725	21,098,823
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221	13,174,833	12,322,022	13,257,213	15,771,100
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511	171,642	154,396	151,226	171,104
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363	51,186,417	50,280,881	49,412,712	48,827,223
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599	2,631,302	2,752,250	2,824,746	2,905,230

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053	144,949,734	144,213,770	144,787,889	147,684,972

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

(amount in thousands of yen)
Assets held for leases and installment loans (As of February 28, 2005)	5,255,380

* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Small business owner loans
Applications	427	473	609	537	593	519	508	476	581	446	520		5,689
Approvals	396	399	512	454	520	428	401	414	502	270	319		4,615
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	79.92%	86.97%	86.40%	60.54%	61.35%		81.12%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000	6,342	5,710	2,616	2,056		53,113
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662	2,346	2,349	1,316	1,386		20,136
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%	36.99%	41.14%	50.31%	67.41%		37.91%
Secured loans
Applications	22	20	27	30	45	47	31	35	41	27	35		360
Approvals	17	12	19	20	31	32	25	22	25	19	19		241
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%	62.86%	60.98%	70.37%	54.29%		66.94%
Notes receivable
Applications	53	38	75	28	56	32	54	55	25	48	37		501
Approvals	44	34	52	25	43	24	33	25	20	25	29		354
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%	45.45%	80.00%	52.08%	78.38%		70.66%
Wide loans
Applications	577	530	542	483	578	627	500	522	443	372	432		5,606
Approvals	473	417	436	381	459	466	368	376	348	231	300		4,255
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%	72.03%	78.56%	62.10%	69.44%		75.90%
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064	1,741	1,930	1,629	4,434	3,179		25,443
Approvals	526	304	147	223	291	353	179	174	179	123	89		2,588
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%	10.28%	9.02%	10.99%	2.77%	2.80%		10.17%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended January 31, 2003, 2004, and 2005

February 28, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	4,797,945	9.01	369,661	0.69	349,774	0.66	1,156,208	2.17	1,875,644	3.52	53,276,106
Business Timely loans	1,040,277	5.83	216,070	1.21	149,625	0.84	362,129	2.03	727,825	4.08	17,843,481
Secured loans	329,222	29.12	6,788	0.60	13,784	1.22	235,337	20.82	255,910	22.64	1,130,459
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,037
Wide loans	4,475,504	6.99	379,235	0.59	320,316	0.50	1,128,096	1.76	1,827,648	2.86	64,007,209
Consumer loans	2,880,823	6.73	609,836	1.42	380,095	0.89	928,456	2.17	1,918,389	4.48	42,797,801

Total	13,523,772	7.55	1,581,591	0.88	1,213,597	0.68	3,810,229	2.13	6,605,417	3.69	179,071,096

February 28, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,726,682	11.77	488,156	0.85	559,022	0.98	2,080,481	3.64	3,127,659	5.47	57,147,046
Business Timely loans	1,223,946	6.48	208,429	1.10	163,944	0.87	441,157	2.33	813,532	4.31	18,896,316
Secured loans	228,269	4.25	12,128	0.23	3,744	0.07	144,897	2.70	160,770	2.99	5,369,652
Notes receivable	15,000	3.55	0	0.00	0	0.00	0	0.00	0	0.00	423,117
Wide loans	5,653,435	9.61	489,255	0.83	441,789	0.75	1,731,628	2.94	2,662,674	4.53	58,812,012
Consumer loans	2,603,333	7.04	526,624	1.42	341,011	0.92	757,183	2.05	1,624,819	4.39	36,980,374

Total	16,450,666	9.26	1,724,594	0.97	1,509,511	0.85	5,155,349	2.90	8,389,455	4.72	177,628,519

February 28, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,408,187	10.88	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	1,150,361	5.45	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	596,855	3.78	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	29,798	17.42	2,267	1.33	0	0.00	26,181	15.30	28,448	16.63	171,104
Wide loans	4,574,115	9.37	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
Consumer loans	200,472	6.90	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	12,959,790	8.78	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended December 31, 2004, January 31, 2005 and February 28, 2005

December 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,196,809	10.63	548,996	0.94	468,755	0.80	2,050,677	3.52	3,068,429	5.26	58,299,788
Business Timely loans	905,780	4.44	154,723	0.76	174,883	0.86	272,157	1.33	601,764	2.95	20,404,431
Secured loans	1,723,889	13.99	89,502	0.73	1,404,935	11.40	149,821	1.22	1,644,260	13.34	12,322,022
Notes receivable	28,448	18.43	3,725	2.41	2,000	1.30	20,456	13.25	26,181	16.96	154,396
Wide loans	4,670,118	9.29	395,350	0.79	307,129	0.61	1,584,659	3.15	2,287,139	4.55	50,280,881
Consumer loans	158,914	5.77	31,031	1.13	33,264	1.21	32,465	1.18	96,761	3.52	2,752,250

Total	13,683,960	9.49	1,223,331	0.85	2,390,969	1.66	4,110,237	2.85	7,724,537	5.36	144,213,770

January 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,648	10.76	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	1,016,338	4.91	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	598,301	4.51	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	28,448	18.81	0	0.00	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Wide loans	4,590,927	9.29	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
Consumer loans	178,717	6.33	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	12,704,383	8.77	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

February 28, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,408,187	10.88	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	1,150,361	5.45	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	596,855	3.78	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	29,798	17.42	2,267	1.33	0	0.00	26,181	15.30	28,448	16.63	171,104
Wide loans	4,574,115	9.37	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
Consumer loans	200,472	6.90	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	12,959,790	8.78	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

December 31, 2004

	(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	65	204,400	386	352,980	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	49	306,000	5	7,300	0	0	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	49,700	29	24,550	0	0	0	0	0	0
Sanyo Club Co., Ltd.	10	51,900	2	2,000	1	3,700	0	0	0	0
Other	369	1,737,480	124	119,101	24	1,565,000	7	8,278	348	888,400

Total	502	2,349,480	546	505,931	25	1,568,700	8	13,178	348	888,400

[Additional columns below]

[Continued from above table, first column(s) repeated]

		(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
USEN Corp.	43	11,370	494	568,750
Shinsei Business Finance Co., Ltd.	0	0	55	318,199
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	2,710	46	76,960
Sanyo Club Co., Ltd.	6	1,900	19	59,500
Other	336	91,069	1,208	4,409,329

Total	393	107,049	1,822	5,432,738

January 31, 2005

							(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	33	96,500	254	242,150	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	12	56,000	1	1,500	1	28,000	1	401	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	7	35,000	16	17,250	0	0	0	0	0	0
Sanyo Club Co., Ltd.	2	5,000	4	3,800	0	0	0	0	0	0
Other	216	4,592,020	84	72,990	18	2,481,159	20	36,746	231	597,680

Total	270	4,784,520	359	337,690	19	2,509,159	21	37,147	231	597,680

[Additional columns below]

[Continued from above table, first column(s) repeated]

		(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
USEN Corp.	26	7,400	313	346,050
Shinsei Business Finance Co., Ltd.	0	0	15	85,901
Telemarketing (Shinsei Business Finance Co., Ltd.)*	4	850	27	53,100
Sanyo Club Co., Ltd.	2	300	8	9,100
Other	264	73,244	833	7,853,840

Total	296	81,794	1,196	8,347,991

February 28, 2005

							(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	40	135,800	269	276,920	0	0	0	0	0	0
Shinsei Business Finance Co., Ltd.	20	154,800	3	3,000	2	40,000	0	0	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	10	70,200	15	12,800	0	0	0	0	0	0
Sanyo Club Co., Ltd.	7	27,500	1	500	0	0	0	0	0	0
Other	242	1,571,990	104	80,400	17	2,797,700	26	46,668	300	814,410

Total	319	1,960,290	392	373,620	19	2,837,700	26	46,668	300	814,410

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
USEN Corp.	33	11,085	342	423,805
Shinsei Business Finance Co., Ltd.	0	0	25	197,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	2	700	27	83,700
Sanyo Club Co., Ltd.	0	0	8	28,000
Other	269	72,656	958	5,383,824

Total	304	84,441	1,360	6,117,129

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

December 31, 2004

							(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	431	1,317,268	2,473	3,217,073	0	0	0	0	6	15,525
Shinsei Business Finance Co., Ltd.	322	1,650,619	69	93,961	4	39,792	1	4,899	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	953,151	991	983,196	2	19,498	0	0	1	2,254
Sanyo Club Co., Ltd.	457	1,122,921	290	297,097	2	5,240	0	0	3	4,990
Other	23,608	53,255,827	13,735	15,813,101	375	12,257,491	95	149,497	32,702	50,258,110

Total	25,032	58,299,788	17,558	20,404,431	383	12,322,022	96	154,396	32,712	50,280,881

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
USEN Corp.	888	275,604	3,798	4,825,471
Shinsei Business Finance Co., Ltd.	3	1,088	399	1,790,361
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	214	71,129	1,422	2,029,231
Sanyo Club Co., Ltd.	261	89,163	1,013	1,519,413
Other	7,454	2,315,263	77,969	134,049,292

Total	8,820	2,752,250	84,601	144,213,770

January 31, 2005

							(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	461	1,390,546	2,688	3,624,848	0	0	0	0	6	15,337
Shinsei Business Finance Co., Ltd.	434	1,942,318	68	92,459	5	67,381	2	5,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	218	952,714	990	993,661	2	19,439	0	0	1	2,229
Sanyo Club Co., Ltd.	452	1,115,827	292	299,482	1	1,564	0	0	2	2,350
Other	23,367	53,052,857	13,662	15,677,274	378	13,168,828	85	145,926	32,415	49,392,794

Total	24,932	58,454,264	17,700	20,687,725	386	13,257,213	87	151,226	32,424	49,412,712

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
USEN Corp.	900	281,263	4,055	5,311,995
Shinsei Business Finance Co., Ltd.	46	14,907	555	2,122,366
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	216	71,338	1,427	2,039,384
Sanyo Club Co., Ltd.	256	87,007	1,003	1,506,232
Other	7,635	2,370,229	77,542	133,807,911

Total	9,053	2,824,746	84,582	144,787,889

February 28, 2005

							(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	499	1,501,590	2,913	4,125,979	0	0	0	0	6	15,127
Shinsei Business Finance Co., Ltd.	441	1,962,332	68	91,464	7	106,652	2	5,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	222	988,283	990	1,009,742	2	19,208	0	0	1	2,200
Sanyo Club Co., Ltd.	450	1,080,280	294	302,777	1	1,540	0	0	2	2,306
Other	23,287	53,379,002	13,600	15,568,859	378	15,643,698	90	165,804	32,190	48,807,589

Total	24,899	58,911,489	17,865	21,098,823	388	15,771,100	92	171,104	32,199	48,827,223

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Consumer loans		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
USEN Corp.	920	293,147	4,338	5,935,845
Shinsei Business Finance Co., Ltd.	46	14,547	564	2,180,297
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	216	71,376	1,431	2,090,812
Sanyo Club Co., Ltd.	254	85,601	1,001	1,472,505
Other	7,847	2,440,557	77,392	136,005,510

Total	9,283	2,905,230	84,726	147,684,972

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	1 Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

			(amount in millions of yen)
	February 28, 2005		March 31, 2004		February 28, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	88,381	69.02%	92,701	64.66%	93,385	67.16%
Bank	71,077	55.51%	64,771	45.18%	66,205	47.61%
Life insurance companies	—	—	100	0.07%	100	0.07%
Non-life insurance companies	1,897	1.48%	2,407	1.68%	2,522	1.81%
Other financial institutions	15,407	12.03%	25,423	17.73%	24,556	17.66%
Direct	39,667	30.98%	50,666	35.34%	45,664	32.84%

Total	128,048	100.00%	143,367	100.00%	139,049	100.00%

Borrowings by maturity

			(amount in millions of yen)
	February 28, 2005		March 31, 2004		February 28, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	8,350	6.52%	5,300	3.70%	5,600	4.03%
Long-term loan	119,698	93.48%	138,067	96.30%	133,449	95.97%
Long-term loan within 1 year	59,137	46.18%	61,923	43.19%	63,923	45.97%
Long-term loan over 1 year	60,560	47.29%	76,143	53.11%	69,526	50.00%

Total	128,048	100.00%	143,367	100.00%	139,049	100.00%

Borrowing rates

	(%)
	February 28, 2005	March 31, 2004	February 28, 2004
Indirect	2.00	2.33	2.35
Bank	1.97	2.28	2.30
Life insurance companies	—	2.39	2.39
Non-life insurance companies	2.35	2.60	2.61
Other financial institutions	2.08	2.44	2.46
Direct	1.69	2.04	2.16

Total	1.90	2.23	2.29

Month-End Investment Securities
(As of February 28, 2005)

(amount in millions of yen)
Acquisition Cost	Market Value	Difference
8,082	20,289	12,206